UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 18, 2010

NORDSTROM, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

WASHINGTON	001-15059	91-0515058
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1617 SIXTH AVENUE, SEATTLE, WASHINGTON	98101
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 628-2111

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders of Nordstrom, Inc. (the “company”) held on May 18, 2010, the shareholders elected each of the company’s nine nominees for directors for the term of one year, approved the adoption of the Nordstrom, Inc. 2010 Equity Incentive Plan, and ratified the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm.

The results of the voting were as follows:

	For	Against	Abstentions	Broker Non-Votes
Election of Directors
Phyllis J. Campbell	172,517,430	313,674	159,504	17,033,946
Enrique Hernandez, Jr.	167,771,066	4,961,475	258,067	17,033,946
Robert G. Miller	171,675,302	1,048,059	267,247	17,033,946
Blake W. Nordstrom	171,459,871	1,475,762	54,975	17,033,946
Erik B. Nordstrom	171,400,271	1,504,542	85,795	17,033,946
Peter E. Nordstrom	171,401,512	1,528,233	60,863	17,033,946
Philip G. Satre	170,114,353	2,533,227	343,028	17,033,946
Robert D. Walter	171,761,291	995,050	234,267	17,033,946
Alison A. Winter	171,676,361	1,046,269	267,978	17,033,946

Approval of the Nordstrom, Inc. 2010 Equity Incentive Plan	157,079,945	15,525,116	385,547	17,033,946

Ratification of the Appointment of Independent Registered Public Accounting Firm	188,085,977	1,660,923	277,654

ITEM 8.01	Other Events.

On May 18, 2010, Nordstrom, Inc. issued a press release announcing that its board of directors had approved a quarterly dividend. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release of Nordstrom, Inc., dated May 18, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORDSTROM, INC.

By:	/s/ ROBERT B. SARI
Robert B. Sari
Executive Vice President,
General Counsel and Corporate Secretary

Dated: May 19, 2010

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release of Nordstrom, Inc., dated May 18, 2010